UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


  Date of Report (Date of earliest event reported) July 7, 2006


                       BROWNSVILLE COMPANY
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                        N/A
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)

90 Reynolds Street
Oakville, Ontario, Canada                                 L6J 3K2
(Address of principal                                  (Zip Code)
executive offices)


Registrant's telephone number, including area code:(905) 330-1189

                 23227 Dogwood Avenue, Maple Ridge,
                  British Columbia, Canada V2X 4S4
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     Letter of Intent

     On July 7, 2006, Brownsville Company ("Brownsville") entered into a Letter of Intent (the "Letter of Intent") with Trimark Explorations, Ltd. ("Trimark"), on behalf of its wholly-owned Tanzania subsidiary Gambaro Resources, to earn up to a 100% interest in the Tanzanian Uranium-AU property located in Njombe and Aongea Districts, Tanzania (the "Property"). Under the terms of the Letter of Intent, Trimark shall grant Brownsville the right to earn a 100% interest in the Property, by paying Trimark, an aggregate of $100,000.00 over a 3 year period. $25,000.00 will be paid within 45 days of signing a definitive agreement, $35,000.00 will be paid on the first anniversary of the signing of the definitive agreement and $40,000.00 will be paid on the second anniversary of the signing of the definitive agreement.
Brownsville must also spend $1,000,000.00 in cumulative exploration expenditures over a 3 year period. Brownsville must spend $100,000.00 in cumulative exploration expenditures within the first 12 months after signing the definitive agreement, $500,000.00 in cumulative exploration expenditures within 24 months of signing the definitive agreement and $1,000,000.00 in cumulative exploration expenditures within 36 months of signing the definitive agreement. At the 36th month if Brownsville has not spent $1,000,000.00 in cumulative exploration expenditures on the Property it may still earn its 100% interest in the Property by issuing Trimark restricted shares in Brownsville representing the balance of funds to be spent on exploration. Once Brownsville has earned its 100% interest in the Property, Trimark shall be entitled to a 2% net smelter royalty which shall be reduced to 1% at the sole option of Brownsville upon Brownsville making a payment to Trimark of $1,000,000.00.

      All payments and expenditure commitments are and will be optional under the letter of intent and the definitive agreement. Brownsville will continue to do its due diligence on the Property and expects the definitive agreement to be signed on or before August 15, 2006. No assurance can be given that a definitive agreement will be signed or that Brownsville will be able to raise the necessary financing to make the payments and expenditures contemplated by the Letter of Intent.

     Stock Split

      On July 11, 2006, our Board of Directors declared a 3 for 1 forward stock split to our stockholders of record as of July 26, 2006. As a result of the forward stock split, we will have 32,160,000 shares of common stock issued and outstanding as of July 26, 2006, assuming no shares of common stock are issued by us prior to that date. As of the date hereof, there are
10,720,000 shares of common stock issued and outstanding. Additionally, the forward stock split shall affect our authorized common stock, and as a result, we will have 225,000,000 shares of $0.001 par value common stock authorized after the 3 for 1 forward stock split takes effect on July 26, 2006. We currently have 75,000,000 shares of $0.001 par value common stock authorized.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BROWNSVILLE COMPANY
                               (Registrant)


Dated:  July 12, 2006         By:  /s/ Adam  Cegielski
                              Name:    Adam Cegielski
                              Title:   President   and   Chief
                                       Executive Officer